Exhibit 18

Form Of Amendment no. 1
to
OPTION AGREEMENT

This Amendment No. 1 to the Option Agreement (this “Amendment”) is entered into as of December 17, 2025, by and between Stilwell Value LLC (“Stilwell Value”), [n] and [n] (the “Sellers”), on the one hand, and [n] (“Buyer[s]”), on the other hand. Capitalized terms appearing herein that are not otherwise defined shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, Stilwell Value and Buyer[s] are parties to that certain Option Agreement, dated as of March 31, 2025 (as may be amended from time to time, the “Agreement”);

WHEREAS, Stilwell Value and its affiliated funds are the beneficial owners of all right, title and interest in the Option Shares;

WHEREAS, Stilwell Value and Buyer[s] desire to add [n] and [n] as parties to the Agreement; and

WHEREAS, the Sellers and Buyer[s] desire to, and hereby, amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I
amendments

Section 1.1 Section 1.2(b) is hereby amended and restated in its entirety as follows:

“(i)  The Option may be exercised solely with respect to all, but not less than all, of the Option Shares underlying the Option, at the discretion of Buyer[s] at any time prior to the Expiration Time on the Expiration Date by providing written notice of exercise to Sellers in accordance with Section 4.1 below (the “Exercise Notice”).  The date of such written notice shall be the “Trade Date”.

(ii) If the Option is exercised in accordance with the preceding paragraph, the Buyer[s] shall provide evidence of electronic delivery of the Exercise Price to Sellers (which evidence may consist of Federal Reference Numbers evidencing the transfer of funds for the full amount of the Exercise Price or such other means of transfer as Buyer[s] and Sellers may mutually agree) on or before the Trade Date.”

Section 1.2 Section 1.3 is hereby amended and restated in its entirety as follows:

“Closing.  Subject to Section 1.2(a)(ii), in the event Buyer[s] deliver[s] the Exercise Notice and Exercise Price to Sellers before the Expiration Time on the Expiration Date, the closing of the sale of the Option Shares (the “Closing”) shall be effective as of 4:59pm (EST) on the Trade Date (the “Closing Date”), and Sellers shall cause the Option Shares (as allocated on Exhibit B) to be electronically delivered in book-entry to Buyer[s] as promptly as practicable but in no event later than December 31, 2025.”

Section 1.3 The Agreement is hereby amended to add a new Exhibit B, in the form attached hereto as Exhibit B.

ARTICLE II
miscellaneous

Section 2.1 On and after the date of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to such Agreement, shall mean and be a reference to the Agreement as amended by this Amendment (except that references in the Agreement to “the date hereof” or “the date of this Agreement” or “Effective Date” or words of like import shall continue to mean March 31, 2025).

Section 2.2 Except as expressly amended by this Amendment, the Agreement shall remain unmodified and in full force and effect, and is hereby ratified and confirmed in all respects.

Section 2.3 The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any party pursuant to the Agreement.

Section 2.4 Article 4 (General Provisions) of the Agreement is hereby incorporated by reference, mutatis mutandis.

[Remainder of page intentionally left blank. Signature page follows.]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SELLERS: STILWELL VALUE LLC

By:
Name:
Title:

[●]

By:
Name:
Title:

[●]

By:
Name:
Title:

BUYER[S]: [●]

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Option Agreement]

Exhibit B